SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 12, 2004

Specialty Laboratories, Inc.
(Exact name of registrant as specified in its charter)

California
(State or other jurisdiction of incorporation)

001-16217	95-2961036
(Commission File Number)	(IRS Employer Identification No.)

2211 Michigan Avenue Santa Monica, California	90404
Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 828-6543

Not applicable
(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On February 12, 2004, Specialty Laboratories, Inc., (the “Registrant”) announced that the Registrant had entered into an agreement for the sale and lease-back of its future headquarters and laboratory facility in Valencia, California, with Lexington Corporate Properties Trust (“Lexington”).  The sale and lease-back agreement includes the purchase of the existing facility by Lexington for $47 million, and requires Registrant to enter a twenty-year lease for use and occupancy of the facility.  The Registrant also announced a timetable for the transition of its operations to the new facility upon completion of construction.

A copy of the press release issued by the Registrant on February 12, 2004 concerning the foregoing matter is filed herewith as Exhibit 99.1 and is incorporated herein by reference.

Item 7.	FINANCIAL STATEMENTS AND EXHIBITS

(c)	Exhibits	The following document is filed as an exhibit to this report:

	99.1	Press Release dated February 12, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Specialty Laboratories, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on February 12, 2004.

SPECIALTY LABORATORIES, INC.

By:	/s/ Frank J. Spina
Frank J. Spina
Chief Financial Officer